Exhibit (f)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-226311 on Schedule B of our report dated March 10, 2023, relating to the financial statements of Oesterreichische Kontrollbank Aktiengesellschaft appearing in this Annual Report on Form 18-K for the year ended December 31, 2022.

/s/ Deloitte Audit Wirtschaftsprüfungs GmbH

Vienna, Austria

Date: August 8, 2023